                                                                   EXHIBIT 99.1

                                                          FOR IMMEDIATE RELEASE

         MIDLAND, MICH., NOVEMBER 10, 2003. The Midland Cogeneration Venture Limited Partnership ("MCV") today announced a net loss of $15.2 million for the third quarter of 2003 and net income of $39.1 million for the first nine months of 2003. These net income results include a $32.0 million mark-to-market loss for the third quarter and a $6.3 million mark-to-market loss for the first nine months of 2003, related to a second quarter 2002 accounting change on nine long-term gas contracts with volume optionality, as further described below. This compares to earnings of $9.0 million for the third quarter of 2002 and $105.3 million for the first nine months of 2002. These net income results include a $3.4 million mark-to-market loss for the third quarter and a $70.0 million mark-to-market gain for the cumulative effect of the accounting change on the nine long-term gas contracts. Excluding the effects of the above accounting change, the earnings for the third quarter of 2003 were $16.8 million as compared to $12.4 million for the third quarter of 2002 and the earnings for the first nine months of 2003 were $45.4 million as compared to $35.3 million for the first nine months of 2002.

         Under implementation guidance approved by the Financial Accounting Standards Board, natural gas contracts that contain volume optionality are treated as derivatives and beginning April 1, 2002 were required to be marked-to-market and reported in earnings. Prior to April 1, 2002, these contracts qualified as a normal purchase transaction and did not require mark-to-market accounting. During the fourth quarter of 2002, MCV removed the optionality from three of the nine affected long-term gas contracts. The mark-to-market impact of these six contracts will affect MCV's earnings until 2007, which is the remaining life of these six contracts.

         The earnings increase of $10.1 million, for the first nine months, excluding the accounting change, was primarily due to lower natural gas prices, higher electric and steam energy rates under the purchase agreement with The Dow Chemical Company and lower interest expense on MCV's financing arrangements. This increase was partially offset by lower electric rates under the Power Purchase Agreement ("PPA") with Consumers Energy Company and higher property tax expense.



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





         Energy delivered under the PPA decreased to 5.4 million megawatt hours
(MWh) for the first nine months of 2003 from 6.1 million MWh for the first nine months of 2002. Dispatch under the PPA was 66.9% for the first nine months of 2003 versus 75.1% for the nine months of 2002. During the first nine months of 2003, MCV burned 52.6 billion cubic feet ("bcf") of natural gas at an average cost of $3.11 per million British thermal units ("MMBtu"). During the first nine months of 2002, MCV burned 58.4 bcf of natural gas at an average cost of $3.24/MMBtu.

         This press release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Some important factors which could cause actual results or outcomes to differ materially from those presented include, among others, regulatory matters, electric industry restructuring or deregulation, operation of MCV's plant facilities, the pricing and availability of natural gas and transportation and accounting standards. All such factors are beyond the control of MCV, difficult to predict and contain uncertainties, and may materially affect MCV's actual results. There is no assurance that MCV's expectations will be realized or that unexpected events will not have an adverse impact on MCV's business. The foregoing information should be read in conjunction with MCV's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q.

         MCV leases and operates a gas-fired, combined-cycle cogeneration facility in Midland, Michigan. The plant is capable of producing approximately 1,500 megawatts of electricity and up to 1.35 million pounds per hour of process steam for industrial use.

         MCV partners include CMS Midland, Inc., a subsidiary of CMS Energy Corporation; The Dow Chemical Company (limited partner); and El Paso Midland, Inc. and other affiliates of El Paso Corporation.

                                       ###

For more information, contact:
James M. Rajewski
Chief Financial Officer, Vice President and Controller
     989-633-7888



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





                MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP
                            SUMMARIZED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                        September 30,
                                                            2003           December 31,
ASSETS                                                   (Unaudited)           2002
                                                         -----------       -----------
CURRENT ASSETS
  Cash and cash equivalents                              $   109,605       $   160,425
  Other current assets                                       205,107           195,990
                                                         -----------       -----------
       Total current assets                                  314,712           356,415
                                                         -----------       -----------

PROPERTY, PLANT AND EQUIPMENT
  Property, plant and equipment                            2,481,991         2,470,580
  Accumulated depreciation                                  (973,353)         (920,614)
                                                         -----------       -----------
        Net property, plant and equipment                  1,508,638         1,549,966
                                                         -----------       -----------

OTHER ASSETS

  Restricted investment securities held-to-maturity          139,023           138,701
  Other assets                                                52,231            52,991
                                                         -----------       -----------
        Total other assets                                   191,254           191,692
                                                         -----------       -----------
TOTAL ASSETS                                             $ 2,014,604       $ 2,098,073
                                                         ===========       ===========

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES                                      $   226,347       $   208,394

NON-CURRENT LIABILITIES
  Long-term debt                                           1,018,645         1,153,221
  Other                                                        2,379             2,148
                                                         -----------       -----------
        Total non-current liabilities                      1,021,024         1,155,369
                                                         -----------       -----------

PARTNERS' EQUITY                                             767,233           734,310
                                                         -----------       -----------
TOTAL LIABILITIES AND PARTNERS' EQUITY                   $ 2,014,604       $ 2,098,073
                                                         ===========       ===========



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




                MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP
                 SUMMARIZED STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)

                                                  Three Months Ended             Nine Months Ended
                                                    September 30,                  September 30,
                                            -------------------------       -------------------------

                                               2003            2002            2003            2002
                                            ---------       ---------       ---------       ---------
OPERATING REVENUES
   Capacity                                 $ 102,518       $ 102,271       $ 302,895       $ 302,753
   Electric and steam                          45,795          54,040         140,600         148,385
                                            ---------       ---------       ---------       ---------
     Total operating revenues                 148,313         156,311         443,495         451,138
                                            ---------       ---------       ---------       ---------

OPERATING EXPENSES
   Fuel costs                                  97,908          81,964         202,648         203,111
   Depreciation                                22,365          22,191          66,965          66,516
   Other expenses                              17,708          16,035          52,779          48,077
                                            ---------       ---------       ---------       ---------
     Total operating expenses                 137,981         120,190         322,392         317,704
                                            ---------       ---------       ---------       ---------

OPERATING INCOME                               10,332          36,121         121,103         133,434

OTHER INCOME (EXPENSE)                        (25,536)        (27,098)        (81,991)        (86,300)
                                            ---------       ---------       ---------       ---------

NET INCOME (LOSS) BEFORE
   CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                          (15,204)          9,023          39,112          47,134

Cumulative effect of change in method
   of accounting for derivative option
   contracts (to April 1, 2002)                     -               -               -          58,131
                                            ---------       ---------       ---------       ---------

NET INCOME (LOSS)                           $ (15,204)      $   9,023       $  39,112       $ 105,265
                                            =========       =========       =========       =========


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